Exhibit 16



                          <Letterhead of
                             HAMMOND
                           and COMPANY
                    A Professional Corporation
                       -------------------
                  Certified Public Accountants>

August 2, 1999

Securities and Exchange Commission
Washington, DC 20549

Dear SEC.

     Hammond and Company agrees with the following statement as contained in the filing of Form 10 for Whole Living, Inc.:

     For the past two fiscal years we have not have any disagreements regarding accounting practices, financial statement disclosure, or auditing scope or procedure with our former independent accountant, Hammond and Company; nor have their reports contained an adverse opinion or disclaimer of opinion.

Sincerely,


/s/ M.M. Hammond

Michael M. Hammond, President







Salt Lake City, Utah
April 23, 1999

        1015 East 3900 South * Salt Lake City, Utah 84124
             Office: 801-281-4043 * Fax: 801-281-4533
                     Email: hammond@aros.net